Exhibit 99.1

EPAM Reports Results for Second Quarter 2025 and Raises Full Year Revenue Outlook
•Second quarter revenues of $1.353 billion, up 18.0% year-over-year
•GAAP income from operations was 9.3% of revenues and non-GAAP income from operations was 15.0% of revenues for the second quarter
•Second quarter GAAP diluted EPS of $1.56, a decrease of $0.14, and non-GAAP diluted EPS of $2.77, an increase of $0.32 on a year-over-year basis
•Based on the strength of organic constant currency revenue growth and updates to our foreign exchange rate assumptions, EPAM raises its expected year-over-year revenue growth rate to now be in the range of 13.0% to 15.0% for 2025
Newtown, PA, USA — August 7, 2025 — EPAM Systems, Inc. (NYSE: EPAM), a leading digital transformation services and product engineering company, today announced results for the second quarter ended June 30, 2025.
“We’re pleased with another strong quarter of sequential organic growth—our third in a row—marking a return to greater consistency in our performance,” said Arkadiy Dobkin, CEO and President at EPAM. “This reaffirms our long-standing view that deep engineering and technology expertise is critical, especially in AI-led solutions and the complex modernization efforts required for AI adoption in the future. It also reflects the distinct structure of our client portfolio, with no material exposure to traditional legacy outsourcing services.”
Balazs Fejes, President of Global Business and Chief Revenue Officer at EPAM added, “As our clients prioritize their AI-readiness and preparatory actions, they are increasingly turning to us to build out their data and AI foundation. The strength of our client relationships and ecosystem partners, along with our organic growth and AI momentum, positions us extremely well to build on this quarter’s success and progress further.”
Second Quarter 2025 Highlights
•Revenues increased to $1.353 billion, a year-over-year increase of $206.8 million, or 18.0%. On an organic constant currency basis, revenues were up 5.3% compared to the second quarter of 2024;
•GAAP income from operations was $126.5 million, an increase of $5.9 million, or 4.9%, compared to $120.6 million in the second quarter of 2024;
•Non-GAAP income from operations was $202.9 million, an increase of $28.4 million, or 16.3%, compared to $174.5 million in the second quarter of 2024;
•Diluted earnings per share (“EPS”) on a GAAP basis was $1.56, a decrease of $0.14, or 8.2%, compared to $1.70 in the second quarter of 2024; and
•Non-GAAP diluted EPS was $2.77, an increase of $0.32, or 13.1%, compared to $2.45 in the second quarter of 2024.

Cash Flow and Other Metrics
•Cash provided by operating activities was $77.4 million for the first six months of 2025, compared to cash provided by operating activities of $186.9 million for the first six months of 2024;
•Cash, cash equivalents and restricted cash totaled $1.046 billion as of June 30, 2025, a decrease of $243.9 million, or 18.9%, from $1.290 billion as of December 31, 2024;
•The Company repurchased 1.087 million shares of its common stock for $194.9 million during the second quarter of 2025 under its share repurchase program. As of June 30, 2025, the Company had $82.1 million remaining under its share repurchase authorization; and
•Total headcount was approximately 62,050 as of June 30, 2025. Included in this number were approximately 55,800 delivery professionals, an increase of 0.3% from March 31, 2025.

2025 Outlook - Full Year and Third Quarter
Full Year

EPAM expects the following for the full year:
•Based on the strength of organic constant currency revenue growth and updates to our foreign exchange rate assumptions, the Company raises its expected year-over-year revenue growth rate to now be in the range of 13.0% to 15.0% for 2025. Additionally, the Company now expects the year-over-year revenue growth rate on an organic constant currency basis to be in the range of 3.0% to 5.0%;
•For the full year, EPAM continues to expect GAAP income from operations to be in the range of 9.0% to 10.0% of revenues and non-GAAP income from operations to be in the range of 14.5% to 15.5% of revenues;
•The Company now expects its GAAP effective tax rate to be approximately 26.0% and continues to expect its non-GAAP effective tax rate to be approximately 24.0%; and
•EPAM now expects GAAP diluted EPS to be in the range of $6.48 to $6.64 and non-GAAP diluted EPS to be in the range of $10.96 to $11.12. The Company now expects weighted average diluted shares outstanding for the year to be 56.4 million.
Third Quarter
EPAM expects the following for the third quarter:
•The Company expects revenues will be in the range of $1.365 billion to $1.380 billion for the third quarter reflecting year-over-year growth of 17.6% at the midpoint of the range. The Company expects the year-over-year revenue growth rate on an organic constant currency basis to be 6.2% at the midpoint of the range;
•For the third quarter, EPAM expects GAAP income from operations to be in the range of 10.0% to 11.0% of revenues and non-GAAP income from operations to be in the range of 15.5% to 16.5% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 25.0% and its non-GAAP effective tax rate to be approximately 24.0%; and
•EPAM expects GAAP diluted EPS will be in the range of $1.89 to $1.97 for the quarter, and non-GAAP diluted EPS will be in the range of $2.98 to $3.06 for the quarter. The Company expects weighted average diluted shares outstanding for the quarter to be 55.9 million.

Conference Call Information
EPAM will host a conference call to discuss the results on Thursday, August 7, 2025, at 8:00 a.m. EDT. The conference call will be available live on the EPAM website at https://investors.epam.com. Please visit the website at least 15 minutes prior to the call to register for the event. For those who cannot access the live webcast, a replay will be available in the Investor Relations section of the website.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has used its software engineering expertise to become a leading global provider of digital engineering, cloud and AI-enabled transformation services, and a leading business and experience consulting partner for global enterprises and ambitious startups. We address our clients' transformation challenges by focusing EPAM Continuum's integrated strategy, experience and technology consulting with our 30+ years of engineering execution to speed our clients' time to market and drive greater value from their innovations and digital investments.
We leverage AI and GenAI to deliver transformative solutions that accelerate our clients' digital innovation and enhance their competitive edge. Through platforms like EPAM AI/RUN™ and initiatives like DIALX Lab, we integrate advanced AI technologies into tailored business strategies, driving significant industry impact and fostering continuous innovation.
We deliver globally but engage locally with our expert teams of consultants, architects, designers and engineers, making the future real for our clients, our partners, and our people around the world. We believe the right solutions are the ones that improve people's lives and fuel competitive advantage for our clients across diverse industries. Our thinking comes to life in the experiences, products and platforms we design and bring to market.
Added to the S&P 500 and the Forbes Global 2000 in 2021 and recognized by Glassdoor and Newsweek as Most Loved Workplace, our multidisciplinary teams serve customers across six continents. We are proud to be among the top 15 companies in Information Technology Services in the Fortune 1000 and to be recognized as a leader in the IDC MarketScapes for Worldwide Experience Build Services, Worldwide Experience Design Services and Worldwide Software Engineering Services.
Learn more at www.epam.com and follow us on LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of acquired intangible assets, impairment of assets, expenses associated with EPAM's humanitarian commitment to its professionals in Ukraine, costs associated with the geographic repositioning of EPAM employees based outside of Ukraine impacted by the war and geopolitical instability in the region, employee separation costs incurred in connection with restructuring programs including the Company's exit from Russia, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits and tax shortfalls related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares revenues on an “organic constant currency basis,” which is a non-GAAP financial measure. This measure excludes the effect of acquisitions by removing revenues from an acquired company in the twelve months after completing an acquisition and foreign currency exchange rate fluctuations by translating current period revenues into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Forward-Looking Statements
This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, developments relating to the war in Ukraine and escalation of the war in the surrounding region, political and civil unrest or military action in the geographies where we conduct business and operate, difficult conditions in global capital markets, foreign exchange markets, global trade and the broader economy, the adoption and implementation of artificial intelligence technologies by EPAM and its clients, and the effect that these events may have on client demand and our revenues, operations, access to capital, and profitability. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and the factors discussed in the Company’s Quarterly Reports on Form 10-Q, particularly under the headings "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made based on information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
Mike Rowshandel, Head of Investor Relations
Phone: +1-267-759-9000 x393336
Email: mike_rowshandel@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$1,353,443	$1,146,597	$2,655,135	$2,312,062
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	964,012	810,857	1,916,020	1,645,191
Selling, general and administrative expenses	231,681	194,058	450,598	392,511
Depreciation and amortization expense	31,274	21,121	62,711	43,267
Income from operations	126,476	120,561	225,806	231,093
Interest and other income, net	3,519	12,036	9,333	27,078
Foreign exchange (loss)/gain	(6,227)	1,213	(16,954)	(706)
Income before provision for income taxes	123,768	133,810	218,185	257,465
Provision for income taxes	35,742	35,165	56,677	42,577
Net income	$88,026	$98,645	$161,508	$214,888

Net income per share:
Basic	$1.56	$1.71	$2.86	$3.72
Diluted	$1.56	$1.70	$2.84	$3.67
Shares used in calculation of net income per share:
Basic	56,319	57,594	56,548	57,716
Diluted	56,536	58,149	56,898	58,540

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except par value)

	As of June 30, 2025	As of December 31, 2024
Assets
Current assets
Cash and cash equivalents	$1,041,344	$1,286,267
Trade receivables and contract assets, net of allowance of $4,833 and $5,612, respectively	1,158,956	1,002,175
Prepaid and other current assets	170,175	137,806
Total current assets	2,370,475	2,426,248
Property and equipment, net	201,619	207,667
Operating lease right-of-use assets, net	129,332	128,244
Intangible assets, net	435,891	436,418
Goodwill	1,209,463	1,181,575
Deferred tax assets	240,852	269,799
Other noncurrent assets	123,064	100,522
Total assets	$4,710,696	$4,750,473

Liabilities
Current liabilities
Accounts payable	$45,278	$44,702
Accrued compensation and benefits expenses	458,612	484,952
Accrued expenses and other current liabilities	184,643	201,356
Income taxes payable, current	18,461	50,395
Operating lease liabilities, current	40,433	39,634
Total current liabilities	747,427	821,039
Long-term debt	25,038	25,194
Operating lease liabilities, noncurrent	97,220	98,426
Deferred tax liabilities, noncurrent	98,063	92,362
Other noncurrent liabilities	74,586	82,301
Total liabilities	1,042,334	1,119,322
Commitments and contingencies
Equity
Stockholders’ equity
Common stock, $0.001 par value; 160,000 shares authorized; 55,696 shares issued and outstanding at June 30, 2025, and 56,869 shares issued and outstanding at December 31, 2024	56	57
Additional paid-in capital	1,286,067	1,190,222
Retained earnings	2,360,343	2,555,796
Accumulated other comprehensive income/(loss)	21,314	(116,864)
Total EPAM Systems, Inc. stockholders’ equity	3,667,780	3,629,211
Noncontrolling interest in consolidated subsidiaries	582	1,940
Total equity	3,668,362	3,631,151
Total liabilities and equity	$4,710,696	$4,750,473

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In thousands, except percentages and per share amounts)

Reconciliation of year-over-year revenue growth as reported on a GAAP basis to revenue growth on an organic constant currency basis is presented in the table below:

	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025
Revenue growth as reported	18.0%	14.8%
Inorganic revenue growth	(10.8)%	(11.0)%
Foreign exchange rates impact	(1.9)%	(0.5)%
Revenue growth on an organic constant currency basis	5.3%	3.3%

Reconciliation of various income statement amounts from GAAP to non-GAAP for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30, 2025			Six Months Ended June 30, 2025
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$964,012	$(18,232)	$945,780	$1,916,020	$(42,773)	$1,873,247
Selling, general and administrative expenses(2)	$231,681	$(40,349)	$191,332	$450,598	$(74,572)	$376,026
Income from operations(3)	$126,476	$76,417	$202,893	$225,806	$152,837	$378,643
Operating margin	9.3%	5.7%	15.0%	8.5%	5.8%	14.3%
Net income(4)	$88,026	$68,765	$156,791	$161,508	$133,298	$294,806
Diluted earnings per share	$1.56		$2.77	$2.84		$5.18

	Three Months Ended June 30, 2024			Six Months Ended June 30, 2024
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$810,857	$(17,504)	$793,353	$1,645,191	$(40,520)	$1,604,671
Selling, general and administrative expenses(2)	$194,058	$(30,620)	$163,438	$392,511	$(64,713)	$327,798
Income from operations(3)	$120,561	$53,945	$174,506	$231,093	$117,003	$348,096
Operating margin	10.5%	4.7%	15.2%	10.0%	5.1%	15.1%
Net income(4)	$98,645	$43,621	$142,266	$214,888	$72,624	$287,512
Diluted earnings per share	$1.70		$2.45	$3.67		$4.91

Items (1) through (4) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Stock-based compensation expenses	$18,161	$16,937	$42,084	$39,294
Poland R&D incentives(a)	(505)	—	(505)	—
Humanitarian support in Ukraine(b)	576	567	1,194	1,226
Total adjustments to GAAP cost of revenues(1)	18,232	17,504	42,773	40,520
Stock-based compensation expenses	20,397	18,747	44,930	41,181
Cost Optimization charges(c)	16,275	9,513	21,586	16,530
Other acquisition-related expenses	292	456	862	1,679
Humanitarian support in Ukraine(b)	3,282	2,119	7,014	4,739
Geographic repositioning(d)	—	104	—	825
One-time charges/(benefits)	103	(319)	180	(241)
Total adjustments to GAAP selling, general and administrative expenses(2)	40,349	30,620	74,572	64,713
Amortization of acquired intangible assets	17,836	5,821	35,492	11,770
Total adjustments to GAAP income from operations(3)	76,417	53,945	152,837	117,003
Foreign exchange loss/(gain)	6,227	(1,213)	16,954	706
Gain on financial instrument	—	—	(350)	—
Change in fair value of contingent consideration included in Interest and other income, net	(232)	1,485	(1,969)	2,535
Provision for income taxes:
Tax effect on non-GAAP adjustments	(18,291)	(10,632)	(38,201)	(25,027)
Tax shortfall/(excess tax benefits) related to stock-based compensation	1,106	103	563	(20,763)
Net discrete charge/(benefit) from tax planning(e)	3,538	(67)	3,464	(1,830)
Total adjustments to GAAP net income(4)	$68,765	$43,621	$133,298	$72,624
(a) We have excluded from non-GAAP results the portion of the benefit from Poland R&D incentives related to qualifying activities performed in 2023 as it represents a nonrecurring one-time benefit.
(b) Humanitarian support in Ukraine includes expenses related to EPAM's $100 million humanitarian commitment in response to Russia's invasion of Ukraine to support EPAM professionals and their families in and displaced from Ukraine. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(c) Cost Optimization charges include severance, facilities and contract termination charges incurred in connection with the programs initiated in the third quarter of 2023, second quarter of 2024, and second quarter of 2025. Consistent with the Company's historical non-GAAP policy, costs incurred in connection with formal restructuring initiatives have been excluded from non-GAAP results as these are one-time and unusual in nature.
(d) Geographic repositioning includes expenses associated with the relocation to other countries of employees based outside of Ukraine impacted by the war and geopolitical instability in the region, and includes the cost of accommodations, travel and food. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(e) One-time charge or benefit related to the implementation of tax planning to disregard certain foreign subsidiaries as separate entities for U.S. income tax purposes. Consistent with the Company's historical non-GAAP policy, the charge or benefit related to the implementation of tax planning has been excluded from non-GAAP results as it is one-time and unusual in nature.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of expected year-over-year revenue growth on a GAAP basis to expected revenue growth on an organic constant currency basis is presented in the table below:

	Third Quarter 2025	Full Year 2025
	(at midpoint of range)
Revenue growth	17.6%	13.0% to 15.0%
Foreign exchange rates impact	(1.0)%	(0.9)%
Inorganic revenue growth	(10.4)%	(9.1)%
Revenue growth on an organic constant currency basis	6.2%	3.0% to 5.0%

Reconciliation of expected GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

	Third Quarter 2025	Full Year 2025
GAAP income from operations as a percentage of revenues	10.0% to 11.0%	9.0% to 10.0%
Stock-based compensation expenses	3.2%	3.2%
Included in cost of revenues (exclusive of depreciation and amortization)	1.6%	1.6%
Included in selling, general and administrative expenses	1.6%	1.6%
Humanitarian support in Ukraine(b)	0.3%	0.3%
Cost Optimization charges(c)	0.7%	0.7%
One-time charges and Other acquisition-related expenses(f)	—%	—%
Amortization of acquired intangible assets	1.3%	1.3%
Non-GAAP income from operations as a percentage of revenues	15.5% to 16.5%	14.5% to 15.5%
(f) EPAM has not included the impact of potential future One-time charges including asset impairments, unusual gains and losses, and Other acquisition-related expenses because the Company is unable to predict these amounts with reasonable certainty.
Reconciliation of expected GAAP to non-GAAP effective tax rate is presented in the table below:

	Third Quarter 2025	Full Year 2025
GAAP effective tax rate (approximately)	25.0%	26.0%
Excess tax benefits/(tax shortfall) related to stock-based compensation	0.1%	(0.1)%
Net discrete charge from tax planning(e)	—%	(0.7)%
Tax effect on non-GAAP adjustments	(1.1)%	(1.2)%
Non-GAAP effective tax rate (approximately)	24.0%	24.0%

Reconciliation of expected GAAP to non-GAAP diluted earnings per share is presented in the table below:

	Third Quarter 2025	Full Year 2025
GAAP diluted earnings per share	$1.89 to $1.97	$6.48 to $6.64
Stock-based compensation expenses	0.79	3.13
Included in cost of revenues (exclusive of depreciation and amortization)	0.39	1.53
Included in selling, general and administrative expenses	0.40	1.60
Poland R&D incentives(a)	—	(0.01)
Humanitarian support in Ukraine(b)	0.07	0.28
Cost Optimization charges(c)	0.16	0.68
Amortization of acquired intangible assets	0.33	1.27
Change in fair value of contingent consideration	—	(0.03)
Foreign exchange loss	0.04	0.34
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.30)	(1.25)
Tax shortfall related to stock-based compensation	—	0.01
Net discrete charge from tax planning(e)	—	0.06
Non-GAAP diluted earnings per share	$2.98 to $3.06	$10.96 to $11.12